Exhibit 4(f)

                         INVESTMENT ADVISORY AGREEMENT

                       SUPPLEMENT, dated May 1, 2003, to

                         INVESTMENT ADVISORY AGREEMENT

Supplement made this 1st day of May, 2003, by and between Mutual of America Capital Management Corporation, a Delaware corporation (the "Adviser"), and Mutual of America Investment Corporation, a Maryland corporation (the "Company"), supplementing the investment advisory agreement dated the 21st day of April 1993, as previously supplemented, by and between the Adviser and the Company (the "Investment Advisory Agreement").

                                   WITNESSETH

WHEREAS, the Company desires the Adviser to provide investment advisory services with respect to the management of the assets of the Aggressive Allocation Fund, Moderate Allocation Fund and Conservative Allocation Fund (together, the "Allocation Funds") of the Company, in the manner and on the terms hereinafter provided, and the Adviser has agreed to provide such services.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Investment Advisory Agreement is hereby supplemented as follows:

1. Engagement of Investment Advisory Services. The Company engages the Adviser to provide investment advisory and management services for the Allocation Funds, in the manner described in the Investment Advisory Agreement and the Company's Registration Statement on Form N-1A, as amended.

2. Advisory Fee. Paragraph 6 of the Investment Advisory Agreement is amended by adding the following sentence at the end thereof:

            As  compensation  for  its  investment   advisory  services  to  the
            Allocation   Funds,   the  Adviser   shall   receive  no  additional
            compensation from the Company.

IN WITNESS WHEREOF, the undersigned have executed this Supplement to the Investment Advisory Agreement by their duly authorized officers as of the date first written above.


MUTUAL OF AMERICA                              MUTUAL OF AMERICA
CAPITAL MANAGEMENT CORPORATION                 INVESTMENT CORPORATION


By                                             By
   ------------------------------                  ----------------------------
   Name:                                           Name:
   Title:                                          Title: